Exhibit 99.1

New Residential Investment Corp. Completes Acquisition of Select Assets from Ditech Holding Corporation

NEW YORK– (BUSINESS WIRE) – October 2, 2019 – New Residential Investment Corp. (NYSE: NRZ, “New Residential”, the “Company”), a leading provider of capital and services to the mortgage and financial services industries, announced today that it has completed its acquisition of select assets from Ditech Holding Corporation and Ditech Financial LLC (collectively “Ditech”).

“We have spent the last number of months preparing for the close of this acquisition and structuring a robust transition plan”, said Michael Nierenberg, Chairman, Chief Executive Officer and President of New Residential. “We are excited to execute on our plan and see tremendous potential for creating value across our business.”

The approximate purchase price at the closing is $1.2 billion. New Residential is financing the acquisition of these assets with financing facilities and cash on hand.

As previously announced, New Residential will purchase Ditech’s forward Fannie Mae, Ginnie Mae and non-agency mortgage servicing rights (“MSRs”), with an aggregate unpaid principal balance of approximately $62 billion as of August 31, 2019, the servicer advance receivables relating to such MSRs and other assets core to the forward origination and servicing businesses. Additionally, New Residential will assume certain Ditech office spaces and add approximately 1,100 Ditech employees to support the increase in volume to its existing origination and servicing operations.

ABOUT NEW RESIDENTIAL
New Residential is a leading provider of capital and services to the mortgage and financial services industries. With approximately $37 billion in assets as of June 30, 2019, New Residential has built a diversified, hard-to-replicate portfolio with high-quality investment strategies that have generated returns across different interest rate environments. New Residential’s investment portfolio includes mortgage servicing related assets, non-agency securities (and associated call rights), residential loans and other related opportunistic investments. Since inception in 2013, New Residential has a proven track record of performance, growing and protecting the value of its assets while generating attractive risk-adjusted returns and delivering almost $3 billion in dividends to shareholders. Following the acquisition of Shellpoint Partners LLC (“Shellpoint”) in 2018, New Residential also benefits from Shellpoint’s origination and third-party servicing platform, as well as a suite of ancillary businesses, including title insurance, appraisal management, property management and other real estate services. New Residential is organized and conducts its operations to qualify as a real estate investment trust for federal income tax purposes. New Residential is managed by an affiliate of Fortress Investment Group LLC, a global investment management firm, and headquartered in New York City.

ABOUT DITECH
Ditech is an independent servicer and originator of mortgage loans and servicer of reverse mortgage loans. Based in Fort Washington, Pennsylvania, Ditech services a diverse loan portfolio. For more information about Ditech, please visit Ditech website at www.ditechholding.com. The information on Ditech website is not a part of this release.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain information in this press release constitutes as “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, the risks relating to the acquisition, including in respect of the satisfaction of closing conditions and the timing thereof; unanticipated difficulties financing the acquisition; unexpected challenges related to the integration of the Ditech’s businesses and operations; changes in general economic and/or industry specific conditions; difficulties in obtaining governmental and other third party consents in connection with the acquisition; unanticipated expenditures relating to or liabilities arising from the acquisition or the acquired businesses; Ditech’s ability to service MSRs pursuant to agreements entered into in connection with the acquisition; uncertainties as to the timing of the acquisition; litigation or regulatory issues relating to the acquisition, Ditech, the Company or the acquired businesses; the impact of the acquisition on relationships with, and potential difficulties retaining, employees, customers and other third parties; and the inability to obtain, or delays in obtaining, expected benefits from the acquisition. These statements are not historical facts. They represent management’s current expectations regarding future events and are subject to a number of trends and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those described in the forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Cautionary Statements Regarding Forward Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in New Residential’s annual and quarterly reports and other filings filed with the U.S. Securities and Exchange Commission, which are available on New Residential’s website (www.newresi.com). New risks and uncertainties emerge from time to time, and it is not possible for New Residential to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Forward-looking statements contained herein speak only as of the date of this press release, and New Residential expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in New Residential's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

New Residential Investor Relations
Kaitlyn Mauritz
212-479-3150
IR@NewResi.com